Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2004, relating to the financial statements and financial statement schedule, which appears in Hanger Orthopedic Group, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
March 30, 2004